Exhibit 99.1

Mistras Group, Inc. Announces First Quarter Results Demonstrating Continued Growth in Revenues and Profits

Revenues grow by 22%, Adjusted EBITDA* by 21% and Net Income by 95%

Princeton Junction, N.J., Oct. 12, 2010 – Mistras Group, Inc. (NYSE: MG), a leading “one source” global provider of technology enabled asset protection solutions, today reported financial results for its fiscal first quarter ending August 31, 2010.

Key Highlights for Fiscal Q1-2011 results included:

●	Revenue for the first quarter of fiscal 2011 was $68.4 million, representing a 22% increase over the comparable quarter in 2010 with revenues of $56.1 million.

●	Adjusted EBITDA*, a non-GAAP measure detailed later in this release, grew by 21% to $8.5 million in the first quarter of fiscal 2011 versus $7.0 million in the first quarter of fiscal 2010.

●	Net income for the first quarter of fiscal 2011 was $1.6 million, or $.06 per diluted share, up from $0.8 million, or $.04 per diluted share, in the first quarter of fiscal 2010.

●	The Company generated $8.3 million in net cash from operating activities in the first quarter of fiscal 2011, versus $5.5 million in the first quarter of fiscal 2010, representing an increase of 51%.

Revenue growth of 22% in the fiscal first quarter was driven by 15% organic growth, 8% acquisition growth and was partially offset by a decrease of less than 1% related to the impact of foreign currency. During the first quarter of fiscal 2011, the Company achieved revenue growth across all of its segments, including gains of 21% in the Services Segment, 46% in the Products and Systems segment and 17% in the International segment.

Net Income during the first quarter of 2011 included a legal provision of $0.3 million as compared to a $0.3 million reversal of a legal provision in the first quarter of 2010. In addition, net income for the first quarter of 2011 included $0.7 million in stock compensation compared to $0.3 million in the first quarter of 2010. Both of these expense classifications are included in the calculation of Adjusted EBITDA*. The company uses Adjusted EBITDA* as a key measure of its business because management believes that it better reflects the results of its core operations.

Chairman and Chief Executive Officer, Dr. Sotirios J. Vahaviolos stated that, “We are extremely pleased with our performance in the first quarter of fiscal 2011. We continue to deliver double digit growth in revenues, EBITDA and net income, which is unique in our industry. These results are a testament to our “one source” value proposition of technology-enabled services, proprietary products and systems and enterprise inspection software. MISTRAS continues to be an industry pace setter, increasingly delivering value and predictability for the industrial and public infrastructure that we serve. We are delighted that during the first quarter, several new customers have trusted Mistras to outsource the inspection of their valuable assets resulting in multiple multi-year run and maintain evergreen contracts.”

Business Outlook for Fiscal 2011:

The Company is forecasting continued double digit growth in Revenues and Adjusted EBITDA* for Fiscal 2011. The Company is affirming its previously issued guidance and projects its fiscal 2011 revenues to be in the range of $300 million to $330 million and Adjusted EBITDA* to be in the range of $44 million to $49 million. These projections anticipate continued organic growth supplemented by acquisitions, as well as an improvement in the Company’s profitability. Mistras does not provide specific guidance for individual quarters, but will reaffirm or update our annual guidance at least quarterly.

Conference Call to Discuss First Quarter Results

MISTRAS will have a conference call on Wednesday, October 13, 2010 at 9:00 am Eastern Time to discuss its results for the first quarter of fiscal year 2011. The call will be broadcast over the Web and can be accessed on MISTRAS’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 866-831-6162 and use confirmation code 65923895 when prompted. The International number is 617-213-8852. Those who wish to listen to the call later can access an archived copy of the conference call at the MISTRAS Website.

About Mistras Group, Inc.

Mistras offers one of the broadest “one source” services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity (“MI”) and non-destructive testing (“NDT”) services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company’s website at www.mistrasgroup.com or contact Frank Joyce, Chief Financial Officer at 609-716-4103.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Important factors that could cause such differences include, but are not limited to, current economic conditions; loss of or reduction in business with a significant customer; adverse change in the industries Mistras serves, which include oil and gas, power transmission and generation, chemical, aerospace and infrastructure; market acceptance of Mistras’ products and services; significant changes in the competitive environment; catastrophic events that cause disruptions to the business of Mistras or its customers; the ability to attract and train engineers, scientists, and skilled technicians; and any accidents or incidents involving the Company’s services or asset protection solutions. A further list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 17, 2010.

You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures

The term “Adjusted EBITDA” is a financial measurement not calculated in accordance with U.S. generally accepted accounting principles. The Company believes that investors and other users of the financial statements benefit from the presentation of Adjusted EBITDA because it provides an additional metric to compare the Company’s operating performance on a consistent basis and measure underlying trends and results of the Company’s business. An explanation of Adjusted EBITDA and a reconciliation of this to a financial measurement under GAAP are set forth in a table attached to this press release.

Mistras Group, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except share and per share data)

	August 31, 2010	May 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$13,855	$16,037
Accounts receivable, net	51,877	54,721
Inventories, net	8,982	8,736
Deferred income taxes	2,272	2,189
Prepaid expenses and other current assets	5,334	5,292
Total current assets	82,320	86,975
Property, plant and equipment, net	40,469	39,981
Intangible assets, net	17,695	16,088
Goodwill	47,622	44,315
Other assets	204	1,273
Total assets	$188,310	$188,632

LIABILITIES, PREFERRED STOCK AND EQUITY
Current liabilities
Current portion of long-term debt	$6,579	$6,303
Current portion of capital lease obligations	5,219	5,370
Accounts payable	4,553	4,640
Accrued expenses and other current liabilities	19,263	20,090
Income taxes payable	2,332	3,281
Total current liabilities	37,946	39,684
Long-term debt, net of current portion	6,441	5,691
Obligations under capital leases, net of current portion	8,467	9,199
Deferred income taxes	2,032	2,087
Other long-term liabilities	662	1,417
Total liabilities	55,548	58,078

Commitments and contingencies
Preferred stock, 10,000,000 shares authorized	—	—
Equity

Common stock, $0.01 par value, 200,000,000 shares authorized, 26,664,254 and 26,663,528 shares issued and outstanding as of August 31, 2010 and May 31, 2010, respectively	267	267
Additional paid-in capital	162,783	162,054
Accumulated deficit	(28,856)	(30,448)
Accumulated other comprehensive loss	(1,797)	(1,587)
Total Mistras Group, Inc. stockholders’ equity	132,397	130,286
Noncontrolling interest	365	268
Total equity	132,762	130,554
Total liabilities, preferred stock and equity	$188,310	$188,632

Mistras Group, Inc.
Unaudited Consolidated Statement of Operations
(in thousands, except per share data)

	For the three months ended August 31,
	2010	2009
Revenues:
Services	$61,252	$51,656
Products	7,158	4,433
Total revenues	68,410	56,089
Cost of Revenues:
Cost of services	41,391	34,369
Cost of goods sold	3,277	2,099
Depreciation of services	2,809	2,280
Depreciation of products	155	191
Total cost of revenues	47,632	38,939
Gross profit	20,778	17,150
Selling, general and administrative expenses	15,479	13,133
Research and engineering	555	483
Depreciation and amortization	1,178	1,045
Legal reserve	250	(297)
Income from operations	3,316	2,786
Other expenses
Interest expense	690	1,064
Loss on extinguishment of long-term debt	—	169
Income before provision for income taxes and noncontrolling interest	2,626	1,553
Provision for income taxes	1,054	694
Net income	1,572	859
Net loss (income) attributable to noncontrolling interests, net of taxes	20	(44)
Net income attributable to common stockholders	$1,592	$815
Earnings per common share:
Basic	$0.06	$0.06
Diluted	$0.06	$0.04
Weighted average common shares outstanding:
Basic	26,664	13,000
Diluted	26,778	20,435

Mistras Group, Inc.
Unaudited Operating Data by Segment
(in thousands)

	Three months ended August 31,
	2010	2009

Revenues
Services	$55,282	$45,702
Products and Systems	5,310	3,625
International	9,040	7,751
Corporate and eliminations	(1,222)	(989)
	$68,410	$56,089

	Three months ended August 31,
	2010	2009

Gross profit
Services	$15,001	$12,528
Products and Systems	2,569	1,688
International	3,271	3,046
Corporate and eliminations	(63)	(112)
	$20,778	$17,150

Mistras Group, Inc.
Unaudited Reconciliation of Net Income
Attributable to Common Shareholders to EBITDA and Adjusted EDITDA
(in thousands)

	For the three months ended August 31,
	2010	2009

Net income attributable to Common Shareholders	$1,592	$815
Interest expense	690	1,064
Provision for income taxes	1,054	694
Depreciation and amortization	4,142	3,516
EBITDA	7,478	6,089
Stock compensation expense	729	250
Provision for legal settlement	250	(297)
Large customer bankruptcy	—	767
Loss on extinguishment of debt	—	169
Adjusted EBITDA	$8,457	$6,978

“Adjusted EBITDA” is defined as net income attributable to common shareholders plus: interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, certain acquisition related costs and certain one-time and generally non-recurring items (which are included in the reconciliation above).